- CONFIDENTIAL - December 16, 2012 Special Committee of the Board of Directors of Collie Exhibit (c)(7) Project Canine Confidential Discussion Materials for the

- CONFIDENTIAL -
Disclaimer
This presentation has been prepared by Centerview Partners LLC ( “Centerview”) for use solely by the Special Committee of the Board of
Directors (the “Special Committee”) of Collie (the “Company”) and the Audit Committee of the Board of Directors of the Company (the
“Audit Committee”) in connection with its evaluation of the proposed transaction and the Company’s strategic alternatives and for no other purpose. The information contained herein is based upon information supplied by the Company and publicly-available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company, its assets or any other entity. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and at your direction we have relied upon such forecasts, as provided by the Company’s management, with respect to the Company and Shepherd.
We assume no responsibility for and express no view as to such  forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company.
These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview is intended solely for the benefit and use of the Special Committee and the Audit
Committee (in their capacity as such) in their consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. This presentation is not a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

- CONFIDENTIAL -
Overview of Shepherd Proposal
Consideration
Conditions to
Sign - General
$2.97/share in cash for 100% of equity interests it does not already own
Approval of Collie and Shepherd Boards of Directors
Approval of St. Bernard
Structure
Reverse triangular merger
Conditions to
Sign - SIGs
Significant
Conditions to
Close
Termination /
Termination
Payment(s)
Board can change its recommendation if required to do so pursuant to its fiduciary duties, subject to (i) no fiduciary termination right and (ii) force-the-vote provision
If merger agreement is terminated because (i) the Shepherd/St. Bernard transaction is terminated (other than for a replacement transaction) or (ii) the outside date is reached and the Shepherd/St. Bernard transaction has not closed and
Collie is not in breach of its reps or covenants, Shepherd must (a) make a $100mm prepayment against accelerated network buildout (1) and (b) forgive $120mm of interim financing
(1) Prepayment payable in January 2014 assuming network milestones have been satisfied.
$21mm basket for retention payments to non-management employees
Other
Key Terms – Merger Agreement
Collie shareholder vote
Closing of Shepherd/St. Bernard transaction (or closing of a replacement transaction)
No MAE on Collie
Regulatory approval (Shepherd required actions limited to actions that would not have an MAE measured against Collie)
and other standard closing conditions
Voting agreements in favor of the transaction
Equityholders’ Agreement terminated at closing
SIG put right to Shepherd at deal price (pursuant to RoFO) if Collie shareholders do not approve merger

- CONFIDENTIAL -
Overview of Shepherd Proposal
Availabilities
Amount / Coupon
/ Other
Conversion
(1) Collie shareholder vote will be required to issue shares beyond (i) Nasdaq 20% rule and (ii) current authorized shares of 360mm. Vote on share issuance and vote on merger will be cross-contingent .
Key Terms – Interim Financing
Up to $800mm
1.00% Senior Exchangeable Notes
Due 2018
NCL
$1.50/share (principal subject to adjustment – see below)
Convertible at Collie’s option if merger agreement is terminated because the Shepherd/St. Bernard transaction does not close
Otherwise always convertible at Shepherd’s option
$80mm per month, subject to caps on principal at:
–
$400mm if shareholders have not approved issuance of additional shares (1)
–
$560mm if network milestones are not mutually-agreed within 45 days
Forgiveness of
Principal
Shepherd will forgive $120mm of principal if merger agreement is terminated because (i) the Shepherd/St. Bernard is terminated (other than for a replacement transaction) or (ii) the outside date is reached and the Shepherd/St. Bernard transaction has not closed and Collie is not in breach of its reps or covenants

- CONFIDENTIAL -
Overview of Shepherd Proposal
Source: Collie management, Company filings and FactSet, as of December 14, 2012.
Note: U.S. dollars in millions, except per MHz-pop and per share amounts.  Date ranges reflect calendar ranges.
(1) Based on fully-diluted shares outstanding.
(2) Based on projected December 31, 2012 net debt balance of $5.5bn, including $1.8bn NPV of spectrum leases.
(3) Based on 47.0bn MHz-pops.
(4) Based on closing prices prior to December 11, 2012 “leak.”
Key Financial Statistics
(4)
(4)
Day Prior to
Shepherd / Prelim.
St. Bernard Proposal "Leak" Current Proposal
Price $1.30 $2.12 $2.40 $3.37 $2.97
Date 10/10/12 11/20/12 12/10/12 12/14/12
Aggregate Equity Value
(1)
$1,942 $3,168 $3,587 $5,039 $4,440
Aggregate Enterprise Value
(2)
7,400 8,625 9,044 10,496 9,897
EV / MHz-pop
(3)
$0.157 $0.184 $0.192 $0.223 $0.211
Transaction Highlights
Increase vs. Preliminary Proposal $280 / 14.2%
Value of Non-Shepherd Equity 2,245
Premia
vs. Spot Prices
Current ($3.37)
(11.9%)
52-Wk. High ($2.69) 10.4%
1-Day Prior to "Leak" ($2.40) 23.8%
1-Day Prior to Preliminary Proposal ($2.12) 40.1%
1-Day Prior to Shepherd Acknolwedgement of St. Bernard Discussions ($1.30) 128.5%
52-Wk. Low ($0.90)
230.0%
vs. Trading Averages
(4)
4-Weeks ($2.27) 30.8%
3-Mos. ($1.93) 54.1%
6-Mos. ($1.63)
82.7%

- CONFIDENTIAL -
Overview of Valuation Methodologies Employed
Comments Observations
Historical
Trading
Ranges
Reflects Collie trading levels both before and since the
announcement of the Shepherd/St. Bernard transaction
$0.90 - $2.69
Closed 12/11/12 at $2.68
See page 7
Precedent
Transactions
All cash transactions
Minority squeeze-outs
Each transaction is situation-specific
Median of both cash transactions overall and minority
squeeze-outs is in the ~30%-40% range
See pages 10-11
Analyst Price
Targets
Wide range of expectations and assumptions
Generally based on per-MHz-pop valuations and DCF
$2.00 - $4.00
See page 8
Precedent
Spectrum
Acquisitions
Recent strategic acquisitions of material spectrum blocks
–
Based on transactions involving MSS, WCS and
2.5GHz spectrum bands
Each transaction is situation-specific with valuations
affected by a number of factors
Most-similar spectrum has traded in the range of $0.18 -
$0.26 (2) / MHz-pop
See page 9
Discounted
Cash Flow
Analysis
Illustrative intrinsic value based on projected FCF
Based on two Management cases, one assuming
additional wholesale customer(s) and another
assuming Shepherd remains only customer
DCF less significant to analysis given (i) Management’s
view of continuing challenge in attracting additional
wholesale customer(s) and (ii) requirement of significant
additional funding, which may not be available
Does not reflect proceeds from divestiture of excess
spectrum; indicative Dalmatian proposal implies
additional value of ~$1.40 per share.
See page 12-14
(1) Based on closing prices prior to December 11, 2012 “leak.”
(2) Price/MHz-pop for AT&T acquisition of Nextwave spectrum includes C/D blocks not immediately usable due to requirement for
“guard bands.” Excluding  guard bands yields implied price of $0.37/MHz-pop.
Trading
Comparables
We have considered and reviewed potential trading
comparables, but not included in our analysis due to
lack of meaningful comparability to Collie
Centerview’s valuation analysis includes a number of different valuation methodologies, each with its own particular considerations
range (excluding high/low)
52-week range (based on closing prices)
(1)

- CONFIDENTIAL -
Pre-Leak Historical Trading Ranges
52-Week Closing Low - 7/25/12
52-Week Closing High - 10/15/12
Analyst Price Targets
(1)
Precedent Spectrum Acquisitions
(2)
$0.176 - $0.255 / MHz-POP
Precedent Cash Transactions
~32% Premium to 1-Day Pre-Shepherd / St. Bernard ($1.30)
~32% Premium to 1-Day Prior to Preliminary Offer ($2.12)
~38% Premium to 12/10/12 Close ($2.40)
Precedent Minority Squeeze-Outs
~30% Premium to 1-Day Pre-Shepherd / St. Bernard ($1.30)
~30% Premium to 1-Day Prior to Preliminary Offer ($2.12)
~30% Premium to 12/10/12 Close ($2.40)
DCF - Single-Customer Case
(3)
10.0% - 17.5% WACC
1.0% - 3.0% Perpetuity Growth Rate
DCF - Multi-Customer Case
10.0% - 17.5% WACC
1.0% - 3.0% Perpetuity Growth Rate
$3.45
$1.70
$1.70
$1.90
$2.00
$0.90
$0.75
$3.10
$3.30
$4.35
$4.00
$2.69
$0.00 $1.00 $2.00 $3.00 $4.00 $5.00
Note: Figures rounded to nearest $0.05, except historical trading ranges.
(1) Excludes high and low price targets.
(2) Based on transactions involving MSS, WCS and 2.5GHz spectrum bands. Price/MHz-pop for AT&T acquisition of Nextwave spectrum includes
C/D blocks not immediately usable due to requirement for “guard bands.” Excluding  guard bands yields implied price of $0.37/MHz-pop.
(3) Negative equity values expressed as $0.00. Does not reflect proceeds from divestiture of excess spectrum; indicative Dalmatian proposal implies additional value of ~$1.40 per share.
$15.50
$0.00
$2.97
Valuation Summary
$2.80
$2.75

- CONFIDENTIAL -
–
50
100
150
200
250
300
350
400
450
500
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
Dec-11 Feb-12 Apr-12 Jun-12 Aug-12 Oct-12 Dec-12
Recent Share Price Performance and Trading Volume
Source: FactSet, as of December 14, 2012.
Note: Trading volume in millions of shares.
(1) Based on closing prices prior to December 11, 2012 “leak.”
Shepherd Proposal: $2.97
Shepherd / St.
Bernard
(10/11/12)
Shepherd / Collie
Leak
(12/11/12)
Shepherd 13D
Filed
(12/13/12)
Preliminary
Shepherd Offer
(11/21/12)
Shepherd / English
Setter Transaction
(10/18/12)
(1)
Collie Price History
Spot Prices
Current
$3.37
52-Wk. High
(1)
2.69
1-Day Prior to "Leak" 2.40
1-Day Prior to Preliminary Proposal 2.12
1-Day Prior to Shepherd Acknowledgement of St. Bernard Discussions 1.30
52-Wk. Low 0.90
Trading Averages (1)
4-Weeks
$2.27
3-Months 1.93
6-Months 1.63

- CONFIDENTIAL -
Source: Wall Street research and FactSet. Excludes analysts for whom price target is not available.
Note: Reflects price targets prior to December 11, 2012 “leak.”
(1) Reflects standardized text, as per ThomsonOne.
(2) Reflects near-term price target, as per analyst research.
Analyst Price Targets
Price Report Valuation
Analyst
Rating
(1)
Target
(2)
Date Methodology
Zachary Buy $5.00 Oct-12 not provided
BofA Merrill Lynch Buy 4.00 Oct-12 $0.15-$0.30 / MHz-pop
JPMorgan Hold 4.00 Dec-12 $0.28 / MHz-pop
Wells Fargo Buy 3.75 Jul-12 $0.17-$0.19 / MHz-pop
Davidson Buy 3.00 Oct-12 not provided
Guggenheim Buy 3.00 Oct-12 not provided
JANCO Buy 2.75 Aug-12 not provided
Macquarie Hold 2.75 Nov-12 DCF "Scenario Analysis"
RBC Hold 2.50 Nov-12 $0.25 / MHz-pop
Jefferies Hold 2.00 Oct-12 DCF / Spectrum-based
Evercore Hold 1.75 Oct-12 Spectrum-based
UBS Hold 1.75 Oct-12 DCF-based

- CONFIDENTIAL -
Precedent Spectrum Acquisitions
Source: Company filings, FCC reports and Wall Street research.
Note: Figures in millions, except $ / MHz-pop.
(1) Reflects total transaction size at headline “target” price of $20 / share (price after post-closing adjustments to be within $17-$23 range).
(2) Reflects Shepherd spectrum to be contributed, as of 4/30/08.  Merger agreement specifies a minimum of 27,540 MHz-pop at closing.
(3) Transaction was primarily WCS but also included AWS spectrum.
(4) Includes C/D blocks not immediately usable due to requirement for “guard bands.” 1,607 MHz-pop excluding C/D blocks.
(5) Final closing prices as per Q1’12 10-Q.
(6) Divestiture included both 10 and 20 MHz blocks; assumes average of 15 MHz, as per Wall Street research.
(3)
(4)
(2)
(5)
(5)
(1)
(6)
Precedent spectrum valuations are influenced by a number of factors including: situational context (e.g., distressed sale), immediately deployable vs. requiring regulatory approval, strategic value to acquiror, portfolio size, geographic coverage, useable spectrum as a percentage of total portfolio, etc.
Date Txn Total
Acquiror Target $ / MHz-pop Annc. Value MHz-pop Comment
Collie
Shepherd
Spectrum
5/7/08 7,400 28,989
Reflects price for spectrum contributed by Shepherd for
stake in Collie
Dalmatian Collie NA 2,460 11,367
Preliminary Dalmatian proposal to Collie
Shepherd
English
Setter
10/18/12 9,897 47,000 Based on $2.97/share
Collie BellSouth 2/15/07 300 1,700
Regulatory divestiture in connection with
AT&T/BellSouth
AT&T NextWave 8/2/12 600 2,846
Price includes guard bands; ex. yields $0.37 / MHz-pop
Subject to FCC approval of AT&T / Sirius plan
Harbinger
(LightSquared
SkyTerra 9/23/09 1,849 7,500
Regulatory requirement for significant build-out
Dalmatian DBSD 2/1/11 1,364 6,000
Transactions included satellites
Required $114mm payment to Shepherd
Dalmatian Terrestar 6/14/11 1,382 6,600
FCC approval required prior to terrestrial use
Distressed sale
Verizon SpectrumCo 12/2/11 3,600 5,180
Contiguous with holdings / able to immediately deploy
Part of larger agreement with Cable Companies
Verizon Cox 12/16/11 315 560
Contiguous with holdings / able to immediately deploy
Complementary to SpectrumCo Acquisition
Various
Nextwave
Spectrum
7/17/08 150 593
$0.253
$0.563
$0.695
$0.209
$0.227
$0.247
$0.211
$0.176
$0.211
$0.216
$0.255

- CONFIDENTIAL -
Precedent Premiums Paid in Recent Cash Transactions
Source: Thomson SDC.
(1) Includes 108 cash-only transactions announced since January 1, 2009 with non-financial, non-real estate public U.S. targets.
25    Percentile Median Mean 75    Percentile
Shepherd Proposal
Selected Cash Transactions with Equity Values between $1.0-$5.0 billion
Pre-Leak Prior to
St. Bernard-Shepherd
Announcement
Prior to
Preliminary
Proposal
20%
32%
38%
45%
24%
40%
128%
23%
35%
39%
44%
20%
38%
123%
26%
37%
46%
52%
34%
59%
84%
1- Day 1- Wk 4- Wks
-
Day 1- Wk 4- Wks 1- Day 1- Wk 4- Wks 1- Day 1-Wk 4- Wks 1- Day 1- Wk 4- Wks 1- Day 1- Wk 4- Wks -Day 1- Wk 4- Wks 1 1
(1)
th
th

Preliminary Offer
Final Offer
Date Ownership Txn Premium
Price
Annc. Closed Target Acquiror % Prior % Acq. % PF Value (1) Price Prem.
(2)
Price 1-Day 1-Week 4-Week Increase (3)
6/2/10 8/30/10
Gerdau
Ameristeel
Gerdau Steel N.
America
66.3% 33.7% 100.0% $1.6 $11.00 53.4% $11.00 53.4% 57.1% 56.9% -
9/4/09 10/28/09
Odyssey Re
Holdings
Fairfax Financial
Holdings
72.6% 27.4% 100.0% 1.0 60.00 20.0% 65.00 30.0% 29.9% 39.9% 8.3%
8/12/08 11/5/08 UnionBanCal
Bank of Tokyo-
MUFJ
65.4% 34.6% 100.0% 3.7 63.00 9.1% 73.50 27.2% 29.5% 104.4% 16.7%
7/21/08 3/26/09 Genentech Roche Holdings AG 55.7% 44.3% 100.0% 46.8 89.00 8.8% 95.00 16.1% 26.0% 28.1% 6.7%
3/10/08 1/2/09
Nationwide
Financial
Nationwide Mutual
Insurance
66.3% 33.7% 100.0% 2.5 47.20 26.7% 52.25 40.2% 31.0% 31.0% 10.7%
11/20/06 4/20/07 TD Banknorth
TD Bank Financial
Group
57.0% 43.0% 100.0% 3.2 32.33 7.3% 32.33 7.3% 9.1% 8.6% -
2/6/06 5/16/06
Lafarge North
America
Lafarge S.A. 53.2% 46.8% 100.0% 2.9 75.00 17.4% 85.50 33.8% 34.4% 40.5% 14.0%
9/1/05 11/8/05 7-Eleven Seven & I Holdings 72.7% 27.3% 100.0% 1.3 32.50 14.7% 37.50 32.3% 31.0% 14.1% 15.4%
8/2/04 12/8/04
Cox
Communications
Cox Enterprises 62.2% 37.8% 100.0% 8.5 32.00 16.0% 34.75 26.0% 24.6% 25.2% 8.6%
Min 7.3% 7.3% 9.1% 8.6% -
Mean 19.3% 29.6% 30.3% 38.8% 8.9%
Median 16.0% 30.0% 29.9% 31.0% 8.6%
Max 53.4% 53.4% 57.1% 104.4% 16.7%
Mean 11.5%
Median 10.7%
Precedent Minority Squeeze-Out Transactions
Selected Cash Transactions Greater than $1.0 billion
Source: Company filings, Thomson SDC, Bloomberg and Capital IQ.
Note: Date ranges reflect calendar ranges (e.g., 4 weeks days reflects 28 calendar days).
(1) Reflects value of equity acquired. U.S. dollars in billions.
(2) Premium to target’s stock price 1-day prior to preliminary announcement.
(3) Initial to final.
All Transactions
Transactions with Price Increases

- CONFIDENTIAL -

- CONFIDENTIAL -
Management has provided Centerview with two sets of financial projections, differing primarily with respect to the Company’s assumed wholesale customer base:
– Single-Customer Case (“SCC”) assumes Shepherd remains Collie’s only wholesale customer
– Multi-Customer Case (“MCC”) assumes substantial non-Shepherd LTE network traffic beginning in 2014
(~70% of total revenue by 2015)
Both cases assume ongoing LTE upgrades and retail strategy consistent with announced plans
We have also reviewed a “Modified SCC,” prepared by Collie management, which reflects a slightly-faster network buildout; results are immaterially different from SCC
In evaluating the feasibility and value of these plans, we note the following:
– Despite a concerted effort over the past several years, Collie has yet to attract another meaningful wholesale customer other than Shepherd
• Given an estimated nine-month lead time to put traffic on-net, the MCC implies one or more very significant new-customer win(s) in the immediate future
– Both the SCC and the MCC contemplate substantial funding gaps (~$4bn and ~$2bn, respectively) to reach free cash flow positive
• Potential sources of funds include capital markets solutions and/or spectrum sales, but uncertainty around the timing and amount of available funding impacts the feasibility of these plans
Management Plan Overview
Centerview Observations
Source: Collie management.
(1) Analysis does not reflect proceeds from divestiture of excess spectrum; indicative Dalmatian proposal implies additional value of
~$1.40 per share.
(1)

- CONFIDENTIAL -
12 -'20
2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E CAGR
SCC
Revenue
$1,253 $1,262 $1,191 $839 $1,211 $1,714 $2,101 $2,434 $2,749 $2,904 11.0%
Adjusted EBITDA
(1) ($305) ($168) ($267) ($717) ($387) $106 $745 $1,287 $1,554 $1,640 NM
% Margin -24.3% -13.3% -22.4% -85.4% -32.0% 6.2% 35.5% 52.9% 56.5% 56.5%
Capital Expenditures (220) (157) (293) (317) (154) (171) (238) (243) (279) (298) 8.4%
Interest Expense (477) (514) (512) (511) (511) (510) (510) (510) (510) (510) -0.1%
Free Cash Flow (1,368) (624) (1,065) (1,545) (1,267) (641) (57) 487 725 812 NM
Cash Balance / (Deficit) $1,108 $828 ($301) ($1,882) ($3,181) ($3,845) ($3,481) ($2,794) ($2,021)
MCC
Revenue $1,253 $1,262 $1,207 $1,082 $2,351 $3,905 $5,098 $6,145 $7,141 $7,447 24.8%
Adjusted EBITDA
(1)
($305) ($168) ($280) ($482) $748 $2,275 $3,696 $4,871 $5,763 $5,940 NM
% Margin -24.3% -13.3% -23.2% -44.5% 31.8% 58.3% 72.5% 79.3% 80.7% 79.8%
Capital Expenditures (220) (157) (327) (294) (235) (390) (510) (614) (714) (745) 21.5%
Interest Expense (477) (514) (512) (511) (511) (510) (510) (510) (510) (510) -0.1%
Free Cash Flow (1,368) (624) (1,113) (1,269) (389) 1,200 2,524 2,184 2,600 2,768 NM
Cash Balance / (Deficit) $1,108 $828 ($350) ($1,654) ($2,075) ($898) $1,596 $3,743 $6,306 $9,036
($3,932)
Management Plan Overview
Source: Financial projections per Collie management.
Note: U.S. dollars in millions.
(1) Adjusted EBITDA excludes non-cash charges per Collie management calculation.
Financial Summary
Indicates Maximum Funding Gap

- CONFIDENTIAL -
Illustrative DCF Value
Plan requires ~$2.0 billion additional
funding to achieve forecast
Plan requires ~$4.0 billion additional
funding to achieve forecast
Source: Financial projections per Collie management.
Note: Includes present value of NOLs per management.
SCC – Equity Value / Share MCC – Equity Value / Share
SCC – Implied Terminal Value Multiple
MCC – Implied Terminal Value Multiple
Perpetuity Growth Rate
e
($1.4)
1% 2% 3%
10.0% ($0.09) $0.28 $0.76
15.0% (1.81) (1.70) (1.58)
Perpetuity Growth Rate
e
$6.7
1% 2% 3%
10.0% $12.20 $13.64 $15.50
15.0% 5.25 5.67 6.15
Perpetuity Growth Rate
4.5x
1% 2% 3%
10.0% 5.4x 6.1x 7.0x
12.5% 4.2 4.7 5.2
15.0% 3.5 3.8 4.1
17.5% 2.9 3.2 3.4
Perpetuity Growth Rate
4.8x
1% 2% 3%
10.0% 5.7x 6.5x 7.5x
12.5% 4.5 5.0 5.5
15.0% 3.7 4.0 4.4
17.5% 3.1 3.4 3.6
12.5% (1.16) (0.97) (0.74)
17.5% (2.23) (2.16) (2.09)
12.5% 7.92 8.65 9.54
17.5% 3.45 3.71 4.00

- CONFIDENTIAL -
Source: Bloomberg, Ibbotson and Advantage Data.
(1) Based on yield-to-worst of currently outstanding traded notes.
Illustrative WACC Over Time
Max Debt Yields Prior to St. B. Pre-Leak
(10/11/11) (10/10/12) (12/10/12)
Cost of Equity 14.3% 14.5% 12.9%
Cost of Debt – At Par
Wtd Avg. Cost of Debt (Incl. Leases) – At Par 11.1% 11.1% 11.1%
(Less): Taxes @ 38%
(4.2%) (4.2%) (4.2%)
After-Tax Cost of Debt – At Par 6.9% 6.9% 6.9%
WACC – At Par 9.1% 9.2% 9.6%
Cost of Debt – Based on Traded Notes Yield-to-Worst
Weighted Avg. Yield-to-Worst 27.4% 12.5% 9.2%
(Less): Taxes @ 38% (10.4%) (4.8%) (3.5%)
After-Tax Cost of Debt – At Yield-to-Worst
17.0% 7.8% 5.7%
WACC – At Yield-to-Worst 16.2% 9.8% 8.9%
(1)
Illustrative WACC Analysis